Exhibit 16.1
                                                                    ------------

                               STEWART H. BENJAMIN
                        CERTIFIED PUBLIC ACCOUNTANT, P.C.
                              27 SHELTER HILL ROAD
                               PLAINVIEW, NY 11803

                            TELEPHONE: (516) 933-9781
                            FACSIMILE: (516) 827-1203



October 21, 2003

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  Sun & Surf Inc.

Gentlemen,

I have read paragraphs 1 and 2 of Item 4 included in the Form 8-K dated October 6, 2003 and I am in agreement with the statements contained in paragraphs 1 and 2.

Sincerely,


 /s/ Stewart H. Benjamin
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STEWART H. BENJAMIN, CPA, P.C.
Plainview, New York